EXHIBIT 99.1

PCTEL Reports First Quarter Financial Results

BLOOMINGDALE, Illinois – May 10, 2022 – PCTEL, Inc. (Nasdaq: PCTI) announced its results for the first quarter ended March 31, 2022.

Highlights

•	Revenue of $22.5 million in the first quarter, 27.3% higher compared to the first quarter 2021.

•

Gross profit margin of 41.4% in the first quarter compared to 47.1% in the first quarter 2021. The decline from the first quarter of 2021 is primarily due to a higher mix of antennas and Industrial IoT devices.

•

GAAP net loss per diluted share of $0.09 in the first quarter compared to net loss of $0.04 in the first quarter 2021. Restructuring expenses related to the manufacturing transition in China were $0.05 per share in the first quarter 2022.

•	Non-GAAP net income and adjusted EBITDA are metrics the Company uses to measure its core earnings.

•	Non-GAAP net income per diluted share of $0.02 in the first quarter compared to Non-GAAP net income per diluted share of $0.01 in the first quarter 2021.

•	Adjusted EBITDA as a percent of revenue of 4.9% in the first quarter compared to 4.8% in the first quarter 2021.

•

$27.7 million of cash and investments and $0.1 million of debt at March 31, 2022 compared to $30.8 million and $0.1 million of debt at December 31, 2021. Payments for restructuring expenses were $1.4 million in the first quarter 2022.

“We are pleased with our results in Q1 with 27% year-over-year growth in revenue, an increase in non-GAAP earnings per share, and a strong backlog.  Our high quality and high-performance wireless products are necessary for critical applications that demand reliable connectivity,” said David Neumann, PCTEL’s CEO.  “PCTEL has one of the broadest antenna and test and measurement portfolios to serve public safety, wireless carriers, rail, utility, agriculture and government customers.  Our products combined with our engineering focus, strong distribution channels, and excellent customer service drive long term growth for all stakeholders.”

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 4:30 p.m. ET. The call can be accessed by dialing (877) 545-0523 (United States/Canada) or (973) 528-0016 (International), access code: 880538. The call will also be webcast at https://investor.pctel.com/news-events/webcasts-events.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (877) 481-4010 (United States/Canada), or (919) 882-2331 (International), access code: 45313.

About PCTEL

PCTEL is a leading global provider of wireless technology, including purpose-built Industrial IoT devices, antenna systems, and test and measurement solutions. Trusted by our customers for over 25 years, we solve complex wireless challenges to help organizations stay connected, transform, and grow.

For more information, please visit our website at https://www.pctel.com/.

PCTEL Safe Harbor Statement

This press release and our related comments in our earnings conference call contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements about the Company’s expectations regarding our future financial performance; growth of our antenna solutions and Industrial IoT business and our test and measurement business; the impact of the acquisition of Smarteq on the Company’s ability to offer additional products, expand in the European market, and generate revenue; the impact of our transition plan for manufacturing inside and outside China; the anticipated demand for certain products, including those related to public safety, Industrial IoT, 5G (e.g., the Gflex scanning receiver) and intelligent transportation; and the anticipated growth of public and private wireless systems are forward-looking statements. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the impact of the ongoing COVID-19 pandemic, the disruptions to the Company’s workforce, operations, supply chain and customer demand caused by the COVID-19 pandemic and impact of the pandemic and ensuing supply chain disruption on the Company’s results of operations, financial condition and stock price; the impact of data densification and IoT on capacity and coverage demand; the impact of 5G; customer demand and growth generally in the Company’s defined market segments; the Company’s ability to access the government market and create demand for its products; the Company’s ability to integrate Smarteq, expand its European presence and benefit from additional antenna and Industrial IoT product offerings; and the Company’s ability to grow its business and create, protect and implement new technologies and solutions. These and other risks and uncertainties are detailed in PCTEL's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

PCTEL is a registered trademark of PCTEL, Inc. © 2022 PCTEL, Inc. All rights reserved.

For further information contact:

Kevin McGowanSuzanne Cafferty

CFOVice President, Product Management & Global Marketing

PCTEL, Inc.PCTEL, Inc.

(630) 339-2051(630) 339-2107

public.relations@pctel.com

PCTEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands, except share data)

	March 31,	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$5,107	$8,192
Short-term investment securities	22,569	22,562
Accounts receivable, net of allowances of $49 and $64 at March 31, 2022 and December 31, 2021, respectively	17,329	18,905
Inventories, net	12,852	13,691
Prepaid expenses and other assets	1,956	1,747
Total current assets	59,813	65,097

Property and equipment, net	11,490	11,949
Goodwill	6,220	6,334
Intangible assets, net	1,429	1,579
Other noncurrent assets	2,346	2,438
TOTAL ASSETS	$81,298	$87,397
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$4,013	$5,360
Accrued liabilities	8,953	11,117
Total current liabilities	12,966	16,477
Long-term liabilities	3,820	3,999
Total liabilities	16,786	20,476
Stockholders’ equity:
Common stock, $0.001 par value, 50,000,000 shares authorized at
March 31, 2022 and December 31, 2021, respectively, and 18,453,698 and 18,238,030
shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	18	18
Additional paid-in capital	123,379	123,998
Accumulated deficit	(58,299)	(56,735)
Accumulated other comprehensive loss	(586)	(360)
Total stockholders’ equity	64,512	66,921
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$81,298	$87,397

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2022	2021

REVENUES	$22,542	$17,707
COST OF REVENUES	13,209	9,369
GROSS PROFIT	9,333	8,338
OPERATING EXPENSES:
Research and development	3,250	3,194
Sales and marketing	3,402	2,763
General and administrative	3,242	3,076
Amortization of intangible assets	71	0
Restructuring expenses	935	0
Total operating expenses	10,900	9,033
OPERATING LOSS	(1,567)	(695)
Other income, net	11	39
LOSS BEFORE INCOME TAXES	(1,556)	(656)
Expense for income taxes	8	6
NET LOSS	$(1,564)	$(662)

Net Loss per Share:
Basic	$(0.09)	$(0.04)
Diluted	$(0.09)	$(0.04)

Weighted Average Shares:
Basic	17,972	18,070
Diluted	17,972	18,070

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2022	2021
Operating Activities:
Net loss	$(1,564)	$(662)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	781	742
Intangible asset amortization	91	0
Stock-based compensation	774	618
Loss on disposal of property and equipment	0	3
Restructuring costs	(368)	(15)
Bad debt provision	(3)	(11)
Changes in operating assets and liabilities:
Accounts receivable	1,530	1,999
Inventories	772	259
Prepaid expenses and other assets	(145)	215
Accounts payable	(1,299)	(2,061)
Income taxes payable	41	6
Other accrued liabilities	(2,027)	554
Deferred revenue	87	7
Net cash (used in) provided by operating activities	(1,330)	1,654
Investing Activities:
Capital expenditures	(320)	(354)
Purchase of short-term investments	(8,194)	(5,953)
Redemptions/maturities of short-term investments	8,187	13,407
Net cash (used in) provided by investing activities	(327)	7,100
Financing Activities:
Proceeds from issuance of common stock	0	8
Payment of withholding tax on stock-based compensation	(392)	(659)
Principal payments on finance leases	(19)	(16)
Purchase of common stock from repurchase program	0	(31)
Cash dividends	(1,001)	(1,011)
Net cash used in financing activities	(1,412)	(1,709)

Net (decrease) increase in cash and cash equivalents	(3,069)	7,045
Effect of exchange rate changes on cash	(16)	(10)
Cash and cash equivalents, beginning of period	8,192	5,761
Cash and Cash Equivalents, End of Period	$5,107	$12,796

PCTEL, INC.
REVENUE AND GROSS PROFIT BY PRODUCT LINE (unaudited)
Reconciliation of GAAP Gross Profit percentage to Non-GAAP Gross Profit percentage
(in thousands)

	Three Months Ended March 31, 2022
	Antennas and Industrial IoT Devices	Test & Measurement Products	Corporate	Total
REVENUES	$17,102	$5,583	$(143)	$22,542

GROSS PROFIT	$5,247	$4,162	$(76)	$9,333

GAAP GROSS PROFIT %	30.7%	74.5%		41.4%

Non-GAAP adjustments:
Amortization of intangible assets	0.1%	0.0%		0.1%
Stock compensation expenses	0.2%	0.6%		0.3%
Non-GAAP GROSS PROFIT %	31.0%	75.2%		41.8%

	Three Months Ended March 31, 2021

	Antennas and Industrial IoT Devices	Test & Measurement Products	Corporate	Total
REVENUES	$11,723	$6,205	$(221)	$17,707

GROSS PROFIT	$3,747	$4,588	$3	$8,338

GROSS PROFIT %	32.0%	73.9%		47.1%

Non-GAAP adjustments:
Amortization of intangible assets	0.0%	0.0%		0.0%
Stock compensation expenses	0.3%	0.6%		0.4%
Non-GAAP GROSS PROFIT %	32.3%	74.5%		47.5%

The Corporate column includes the elimination of intercompany revenues between Antennas and Industrial IoT Devices and Test & Measurement Products and other licensing revenues.

This schedule reconciles the Company's GAAP gross profit percentage to its Non-GAAP gross profit percentage.  The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.

The adjustments on this schedule consist of amortization of intangible assets and stock compensation expenses.

Reconciliation of GAAP to Non-GAAP results (unaudited)
(in thousands except per share information)

Reconciliation of GAAP operating loss to Non-GAAP operating income

		Three Months Ended March 31,
		2022	2021
	Operating Loss	$(1,567)	$(695)

(a)	Add:
	Amortization of intangible assets:
	-Cost of revenues	20	0
	-Operating expenses	71	0
	Restructuring expenses	935	0
	Stock compensation expenses:
	-Cost of revenues	65	69
	-Research and development	136	142
	-Sales & marketing	197	160
	-General & administrative	376	247
	Acquisition related expenses	86	183
		1,886	801
	Non-GAAP Operating Income	$319	$106
	% of revenue	1.4%	0.6%

Reconciliation of GAAP net loss to Non-GAAP net income

		Three Months Ended March 31,
		2022	2021
	Net Loss	$(1,564)	$(662)

	Adjustments:
(a)	Non-GAAP adjustments to operating income (loss)	1,886	801
(b)	Income Taxes	(18)	(6)
		1,868	795
	Non-GAAP Net Income	$304	$133

	Non-GAAP Income per Share:
	Basic	$0.02	$0.01
	Diluted	$0.02	$0.01

	Weighed Average Shares:
	Basic	17,972	18,070
	Diluted	17,972	18,191

This schedule reconciles the Company's GAAP operating loss to its Non-GAAP operating income.  The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.  The Company uses these Non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes.  These Non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.

	To present results consistently, the reconciliation related to the three months ended March 31, 2021 was modified to include the acquisition related expenses.

The adjustments to GAAP operating loss (a) consist of stock compensation expense, amortization of intangible assets, restructuring expenses, and acquisition related expenses.  The adjustments to GAAP net income include the non-GAAP adjustments to operating income as well as adjustments for (b) non-cash income tax expense.

PCTEL, INC.
Reconciliation of GAAP operating expenses to Non-GAAP operating expenses (unaudited)
(in thousands)

	Three Months Ended March 31,
	2022	2021
GAAP operating expenses	$10,900	$9,033
Stock compensation expenses	(709)	(549)
Amortization of intangible assets	(71)	0
Restructuring expenses	(935)	0
Acquisition related expenses	(86)	(183)
Non-GAAP Operating expenses	$9,099	$8,301

This schedule reconciles the Company's GAAP operating expenses to its Non-GAAP operating expenses.  The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.

The adjustments on this schedule consist of amortization of intangible assets, stock compensation expenses, restructuring expenses, and acquisition related expenses.

PCTEL, Inc.
Reconciliation of GAAP operating loss to adjusted EBITDA (unaudited)
(in thousands)

	Three Months Ended March 31,
	2022	2021

Operating Loss	$(1,567)	$(695)

Add:
Depreciation and amortization	781	742
Intangible amortization	91	0
Restructuring expenses	935	0
Stock compensation expenses	774	618
Acquisition related expenses	86	183
Adjusted EBITDA	$1,100	$848
% of revenue	4.9%	4.8%

This schedule reconciles the Company's GAAP operating loss to Adjusted EBITDA.  The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.  The Company uses Adjusted EBITDA when evaluating its financial results as well as for internal planning and forecasting purposes.  Adjusted EBITDA should not be viewed as a substitute for the Company's GAAP results.

To present results consistently, the reconciliation related to the three months ended March 31, 2021 was modified to include the acquisition related expenses.

Adjusted EBITDA is defined as net income before interest, income taxes, depreciation and amortization and extraordinary expenses.  The adjustments on this schedule consist of depreciation, amortization of intangible assets, stock compensation expenses, restructuring expenses, and acquisition related expenses.